As filed with the Securities and Exchange Commission on [           ], 2024

Registration No. 333-255249

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
on
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chemomab Therapeutics Ltd.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Kiryat Atidim, Building 7
Tel Aviv, Israel 6158002
+972-77-331-0156
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Chemomab Therapeutics, Inc.
One Kendall Square
Building 1400E
Suite 14-105
Cambridge, MA 02139
(857) 259-4622
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

David S. Glatt Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608, Israel +972 (3) 610-3100	Eric Blanchard Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937 2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

 † The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On April 15, 2021, Chemomab Therapeutics Ltd. (the “Registrant”) filed a resale registration statement on Form S-3 (Registration No. 333-255249) (the “Prior Registration Statement”), which became effective on April 28, 2021.

Pursuant to Rule 415(a)(1) and (a)(5) under the Securities Act, the selling shareholders hereunder are permitted to rely upon the registration under the Prior Registration Statement and such Prior Registration Statement is not otherwise subject to the three year expiration period under Rule 415(a)(5). However, as of June 30, 2023, our board of directors determined that we met the definition of a foreign private issuer within the meaning of the Securities and Exchange Act of 1933, as amended, and the Registrant determined to file according to the registration requirements applicable to a foreign private issuer registrant. For such reason, unlike the Prior Registration Statement which was filed under Form S-3, we are filing this Post-Effective Amendment No. 1 to Form S-3 on Form F-3 to convert the Prior Registration Statement into a Registration Statement on Form F-3.

The information included in this filing amends the Prior Registration Statement and the prospectus contained therein by providing updates to the disclosures contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information contained in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [              ], 2024

PROSPECTUS

6,951,292 American Depositary Shares Representing 139,025,840 Ordinary Shares

Warrants to purchase 261,929 American Depositary Shares Representing 5,238,580 Ordinary Shares

Chemomab Therapeutics Ltd.

This prospectus relates to the proposed resale from time to time of up to 7,213,221 American Depositary Shares, or the ADSs, each representing 20 ordinary shares of no par value, or the Ordinary Shares, by the selling shareholders that are either named herein, or will be listed in a prospectus supplement.

The selling shareholders received these ADSs from us either (i) pursuant to a private placement transaction, which was consummated on March 16, 2021, or the Private Placement, or (ii) in exchange for shares in Chemomab Ltd., which were converted to ADSs upon the consummation of the merger on March 16, 2021, or the Merger, pursuant to that Agreement and Plan of Merger, or the Merger Agreement, dated December 14, 2020 by and among the Registrant, Chemomab Ltd. and CMB Acquisition Ltd., or Merger Sub.

We will not receive any of the proceeds from the sale of our ADSs by the selling shareholders. All net proceeds from the sale of these ADSs will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699 if all warrants issued to the selling shareholders are exercised.

Any ADSs subject to resale hereunder will have been issued by us and received by the selling shareholders prior to any resale of such ADSs pursuant to this prospectus.

The selling shareholders, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page 14 of this prospectus.

Our ADSs are traded on the Nasdaq Capital Market under the symbol “CMMB.” The last reported sale price of ADSs on the Nasdaq Capital Market on November 29, 2024 was $1.82 per ADS. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, including the additional information described under the heading “Incorporation of Documents by Reference,” and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission (the “SEC”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described on page 4 of this prospectus under the heading “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information, and neither we nor the selling shareholders take any responsibility for, or provide any assurance as to the reliability of, any different information that others may provide you. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the ordinary shares offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

The selling shareholders may resell, from time to time, in one or more offerings or otherwise as described under “Plan of Distribution”, the ADSs and ADSs issuable upon exercise of the warrants covered herein and offered by this prospectus. Information about the selling shareholders may change over time. When the selling shareholders sell our ADSs, or ADSs issuable upon exercise of the warrants covered under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling shareholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the ADSs are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the ADSs, or ADSs issuable upon exercise of the warrants covered herein, offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. See “Where You Can Find More Information.” Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Chemomab is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ADSs, or the ordinary shares, no par value, represented by the ADSs, of Chemomab Therapeutics Ltd.

We are incorporated under Israeli law and under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us,” “Chemomab” or “the Company” refer, collectively, to Chemomab Therapeutics Ltd., an Israeli company, and its subsidiaries.

ii

PROSPECTUS SUMMARY

The following summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Report on Form 20-F for the year ended December 31, 2023, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet needs. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, we have developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases.

We have pioneered the therapeutic targeting of CCL24, a chemokine also known as eotaxin-2, which promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. CCL24 is expressed in various types of cells, including immune cells, endothelial cells and epithelial cells. We have developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity that modulates the complex interplay of these inflammatory and fibrotic mechanisms, which drive abnormal states of fibrosis and fibrotic diseases. This innovative approach is currently being developed for difficult-to-treat rare diseases, also known as orphan indications or diseases, such as primary sclerosing cholangitis (PSC) and systemic sclerosis (SSc) for which patients have no established disease-modifying or standard-of-care treatment options. We estimate that there are approximately 77 thousand patients suffering from PSC in the United States., European Union and Japan, representing a more than $1 billion market opportunity, and approximately 170,000 patients suffering from SSc in those same markets, representing a more than $1.5 billion market opportunity.

CM-101, our lead clinical product candidate, is a first-in-class humanized monoclonal antibody that attenuates the basic function of CCL24 as a regulator of major inflammatory and fibrotic pathways. We have demonstrated that CM-101 interferes with the underlying biology of inflammation and fibrosis through a novel and differentiated mechanism of action. We are currently conducting a Phase 2 clinical study in PSC, a rare obstructive and cholestatic liver disease, with sites in the United States, Europe and Israel. Positive topline results from the double-blinded portion of this trial were reported in July, 2024.

The randomized, placebo-controlled study design included two doses of CM-101 (10 or 20mg/kg) vs placebo, administered once every three weeks for 15 weeks, as well as an open label extension in which all eligible patients could receive CM-101 for an additional 33 weeks. In the Phase 2 study, CM-101 achieved its primary endpoint of safety and tolerability and demonstrated anti-fibrotic, anti-inflammatory and anti-cholestatic effects across a broad range of disease-related secondary efficacy endpoints, including statistically significant improvements in liver stiffness, a key PSC disease marker, after just 15-weeks of treatment. Moreover, CM-101 is among the first investigational drugs to show a reduction in total bilirubin, an important marker of cholestasis and liver health, as well as reductions in pruritis, a cholestatic indicator of great relevance to patients. CM-101 is the first investigational drug being developed for PSC to exhibit broad, clinically relevant effects on all three components of the disease, establishing clinical proof-of-concept and providing further evidence of its multifactorial mechanism of action and disease-modifying potential. The open label extension portion of the trial is continuing, with a topline data readout expected early in 2025.

The CM-101 SSc clinical program is Phase 2-ready and we have an open IND in the United States for a Phase 2 clinical trial. However, Chemomab has suspended initiation of this study while we focus our resources on completing the Phase 2 PSC trial. We believe that CM-101 could have disease-modifying potential in this poorly treated condition. While our primary focus is on these two rare indications, early in the year we reported results from a completed Phase 2a clinical study in patients with liver fibrosis due to metabolic dysfunction-associated steatohepatitis (MASH). This trial provided safety and pharmacokinetic (“PK”) data and information useful for assessing our current subcutaneous formulation of CM-101. Additionally, the trial measured a number of biomarkers that may be relevant to the activity of CM-101 in other fibro-inflammatory conditions. The results showed that the trial met its primary endpoint of safety and tolerability, and that CM-101 demonstrated consistent data trends and positive activity across secondary endpoints that included a range of liver fibrosis biomarkers and physiologic assessments. A secondary analysis, that further confirmed and extended these initial results was reported at the 2023 EASL Congress in June 2023.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, which provides structural and biochemical support to surrounding cells. When present in excessive amounts, collagen and extracellular matrix lead to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ dysfunction and failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a wide array of progressive fibrotic conditions. Fibrosis and inflammation are intrinsically linked. While a healthy inflammatory response is necessary for efficient tissue repair; after disease or injury, an excessive, uncontrolled inflammatory response can lead to tissue fibrosis that in turn can further stimulate inflammatory processes in a fibro-inflammatory vicious cycle.

Recent Developments

Results from the CM-101 Phase 2 SPRING trial in patients with PSC

On July 25, 2024, Chemomab reported topline results from the CM-101 Phase 2 SPRING trial in patients with PSC. CM-101 met the primary study endpoint, demonstrating a favorable safety profile over the 15-week treatment period. CM-101-treated patients with moderate/advanced disease showed improvements on a wide range of disease-related secondary endpoints, including assessments of changes from baseline relative to placebo at Week 15 in liver stiffness; in liver fibrosis biomarkers, including the Enhanced Liver Fibrosis (ELF) score and PRO-C3 levels; in total bilirubin and liver function tests; in pruritus (itch) and in markers of inflammation. Dose-dependent responses were observed for multiple disease-related biomarkers. A consistent pattern of greater improvement on the secondary endpoints was observed in the study arm receiving the higher 20 mg/kg dose of CM-101. The open label extension portion of the Phase 2 SPRING trial is continuing, with results expected to be reported in the first quarter of 2025.

Corporate Information

We were incorporated on September 22, 2011, under the laws of the State of Israel. In March 2021, we changed our name from Anchiano Therapeutics Ltd. to Chemomab Therapeutics Ltd. Our principal executive offices are located at Kiryat Atidim, Building 7, Tel Aviv, Israel 6158002, and our phone number is +972-77-331-0156. Our website is: www.chemomab.com.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Please see the section entitled “Information on the Company - History and Development of the Company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

Around December 31, 2024, we will likely no longer qualify as an emerging growth company, and as a result, the reduced requirements discussed above will likely cease to apply to us on a prospective basis.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders of up to 7,213,221ADSs. All of the ADSs in this offering will be sold by these selling shareholders. The selling shareholders may sell their ADSs from time to time at prevailing market prices. We will not receive any proceeds from the resale of the ADSs in this offering.

ADSs Offered:	Up to 7,213,221

ADSs Outstanding as of September 30, 2024:	18,856,611

Use of Proceeds:
We will not receive any proceeds from the sale of the 7,213,221ADSs subject to resale by the selling shareholders under this prospectus. If the warrants are exercised in full by cash payment we will receive gross proceeds of $4,544,699, however we do not know when, if or the extent to which such warrants may be exercised, and it is possible that no warrants are ever exercised, in which case we would not receive any proceeds from this offering. We will retain broad discretion over the use of the net proceeds from the exercise of any warrants. We currently anticipate using the net proceeds from the exercise of any warrants primarily for general corporate purposes, which include, but are not limited to, funding our commercialization and manufacturing development, other research and development activities and for general and administrative expenses.

Risk Factors:
An investment in the ordinary shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market Symbol:	CMMB

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report, or any updates in our reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to our Securities and this Offering

Because we do not intend to declare cash dividends on our ADSs in the foreseeable future, shareholders must rely on appreciation of the value of our ADSs for any return on their investment and may not receive any funds without selling their ADSs.

We have never declared or paid cash dividends on our ADSs and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our ADSs, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ADSs, they must sell their ADSs to do so.

The resale of a substantial number of shares of our ADSs in the public market by selling shareholders could adversely affect the prevailing market price for our ADSs.

We are registering for resale of 7,213,221 ADSs, including ADSs issuable upon the exercise of warrants to purchase ADSs that we have issued to the selling shareholders pursuant to the SPA. Sales of substantial amounts of our ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ADSs, and the market value of our other securities. We cannot predict if and when the selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional ADSs or other equity or debt securities exercisable for, or convertible into, our ADSs. Any such issuances could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ADSs. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per share in this offering.

Risks Related to Our Incorporation and Location in Israel

Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and elsewhere in the region, and the threat of a wider regional conflict and Israel’s actions to counter these threats, may affect our operations.

Our headquarters, ten of our employees, including our Chief Executive Officer and Chief Financial Officer, and two members of our board of directors (not including our Chief Executive Officer) are located in Israel and therefore our business and operations are at risk of being directly affected by economic, political, geopolitical and military conditions in Israel.

Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers in the southern part of the country. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen, as described below). It is possible that hostilities with Hezbollah in Lebanon will escalate, including despite the cease-fire that went into effect on November 27, 2024, and that other terrorist organizations, including Palestinian military organizations in the West Bank as well as other hostile countries, such as Iran, will join the hostilities. Such clashes may escalate in the future into a greater regional conflict, potentially involving Iran and other countries.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are the war’s economic implications, that may involve a downgrade in Israel’s credit rating by rating agencies (such as the recent downgrade by Moody’s of its credit rating of Israel from A1 to A2, as well as the downgrade of its outlook rating from “stable” to “negative”), for our business and operations and for Israel’s economy in general.

In connection with the war, several hundred thousand Israeli military reservists were called up to service. With the exception of one employee, all of our Israeli personnel (including employees, consultants and directors) are exempt from military reserve duty, including our Chief Executive Officer and Chief Financial Officer. The single employee who was called up has since returned to work.

CM-101 clinical trial supplies for our Phase 2 PSC trial are manufactured by our supplier in Denmark and are not required to be manufactured in Israel under the regulations of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry. CM-101 clinical trial supplies for our Phase 2 PSC trial are packaged and stored in Germany for ongoing importation to an Israeli depot and final distribution to our clinical sites in Israel. The current inventory at the Israeli depot and sites is sufficient to support the ongoing open label trial activity. Resupply to the depot and sites is triggered based on product usage. That process is ongoing during the study and has been proceeding without any complications at this time.

As of the date herein, we have not experienced any impact to patient treatment visits in accordance with our protocol and active patients continue to receive treatments as scheduled in the open label extension part of the study.

Depending on the intensity and duration of the current war with Hamas, or any future hostilities that may emerge, PSC patients in the open label part of the study at Israeli hospitals may elect to either withdraw from the clinical trial or relocate to a different hospital outside of Israel. Also, the hospital staff at Israeli hospitals available to help with the conduct of the CM-101 trial may become limited due to the general call-up of reservists to military service in the war with Hamas, or otherwise related to the ongoing hostilities. We do not anticipate these factors will have any material adverse effect on our ability to complete the open label part of the PSC clinical trial on time due to the comparatively low ratio of patients currently being treated at Israeli hospitals relative to the total number of patients enrolled in the clinical trial globally. Even if there were disruptions to Israeli clinical operations going forward, we believe that the combination of the relatively advanced stage of the trial (DB part of the study has been completed) and the relatively low number of trial participants remaining in Israel make it unlikely that the trial results or timelines would be substantially compromised. In addition, we are establishing contingency strategies to mitigate any future risks if there are breakdowns in communications or normal site operations. Moreover, the planning, management and execution of the CM-101 clinical trial is led primarily from the US, where our Chief Medical Officer, our Senior Vice President of Global Clinical Operations are located.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure that such government coverage will be maintained or that it will sufficiently cover our potential damages.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial conditions. The conflict is rapidly evolving and could disrupt our operations in Israel and hamper our ability to raise additional funds or sell our securities, among other outcomes.

In addition, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continue or increase. These restrictions may limit materially our ability to obtain raw materials from these countries or sell our products and provide our services to companies and customers in these countries. In addition, there have been increased efforts by countries, activists and organizations to cause companies and consumers to boycott Israeli goods and services. In addition, in January 2024 the International Court of Justice, or ICJ, issued an interim ruling in a case filed by South Africa against Israel in December 2023, making allegations of genocide amid and in connection with the war in Gaza, and ordered Israel, among other things, to take measures to prevent genocidal acts, prevent and punish incitement to genocide, and take steps to provide basic services and humanitarian aid to civilians in Gaza. The ICJ issued its advisory opinion on July 19, 2024. There are concerns that companies and businesses will terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ decision. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as the ICJ rulings and future rulings and orders of other tribunals against Israel (if handed), may materially and adversely impact our ability to sell and provide our products and services outside of Israel.

Furthermore, following Hamas’ attack on Israel and Israel’s security cabinet declaration of war against Hamas, the Houthi movement, which controls parts of Yemen, launched a number of attacks on marine vessels traversing the Red Sea, which marine vessels were thought to either be in route towards Israel or to be partly owned by Israeli businessmen. The Red Sea is a vital maritime route for international trade traveling to or from Israel. As a result of such disruptions, we may experience in the future delays in supplier deliveries, extended lead times, and increased cost of freight, increased insurance costs, purchased materials and manufacturing labor costs. The risk of ongoing supply disruptions may further result in delayed deliveries of our products and may also have adverse impact on economic conditions in Israel.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel, as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets and other changes in macroeconomic conditions. To date, these initiatives have been substantially put on hold. If such changes to Israel’s judicial system are again pursued by the government and approved by the parliament, this may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus and the information incorporated by reference in this prospectus including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” “forecasts,” “aims” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following:

•
we have incurred significant losses since inception and anticipate that we will continue to incur increasing levels of operating losses over the next several years and for the foreseeable future. We are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis;

•	we have a limited operating history and funding, which may make it difficult to evaluate our prospects and likelihood of success;

•
our business is highly dependent on the success of our lead product candidate, CM-101, and any other product candidates that we advance into clinical studies. All of our programs will require significant additional clinical development;

•
our central objective is to design and develop targeted treatments for inflammation and fibrosis with an initial focus on the neutralization of CCL24 signaling, which is known to regulate fibrotic and inflammatory processes. While we have conducted extensive preclinical studies and four successful clinical trials in patients, our approach in the area of fibrotic diseases is novel and unproven and may not result in marketable products;

•
the successful completion of clinical studies is a prerequisite to submitting a marketing application to the FDA and similar marketing applications to comparable foreign regulatory authorities, for each product candidate and, consequently, the ultimate approval and commercial marketing of any product candidates. We may experience negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or trials or abandon some or all of our product development programs, which could have a material adverse effect on our business;

•
we may encounter difficulties enrolling patients in our clinical studies, including any public health emergencies and related clinical development activities could be delayed or otherwise adversely affected;

•
our ongoing and future clinical studies may reveal significant adverse events or immunogenicity-related responses and may result in a safety profile that could delay or prevent regulatory approval or market acceptance of our product candidate;

•
the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for CM-101 or any other product candidates, our business will be substantially harmed;

•
if we do not achieve our projected development and commercialization goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and our business will be harmed;

•	we face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than us;

•
we have been granted Orphan Drug Designation for CM-101 in connection with three indications and may seek Orphan Drug Designation for other indications or product candidates, but we may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity, and may not receive Orphan Drug Designation for other indications or for our other product candidates;

•
we expect to experience significant growth in the number of our employees over time and the scope of our operations, particularly in the areas of product candidate development, regulatory affairs and sales and marketing. We will therefore need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations;

•
if we are unable to protect our patents or other proprietary rights, or if we infringe the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged. In addition, changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates;

•	risks related to our operations in Israel could materially adversely impact our business, financial condition and results of operations;

•
our principal executive offices are located in Israel and the US and certain of our product candidates may be manufactured at third-party facilities located in Europe. In addition, our business strategy includes potentially expanding internationally if any of our product candidates receives regulatory approval. A variety of risks associated with operating internationally could materially adversely affect our business;

•	holders of ADSs are not treated as holders of our ordinary shares;

•	holders of ADSs may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise their right to vote;

•	holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares;

•
we are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders;

•	ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action;

•
obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements;

•
the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for CM-101 or any other product candidates, our business will be substantially harmed;

•
obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions;

•
even if we obtain regulatory approval for CM-101 or any product candidate, we will still face extensive and ongoing regulatory requirements and obligations and any product candidates, if approved, may face future development and regulatory difficulties;

•
disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder our ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business;

•
if we do not achieve our projected development and commercialization goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and our business will be harmed;

•	we face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than us;

•
even if CM-101 or any other product candidate we develop receives marketing approval, it may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success;

•
we rely completely on third-party suppliers to manufacture our clinical drug supplies for our product candidates, and we intend to rely on third parties to produce preclinical, clinical, and commercial supplies of any future product candidates;

•	if we are unable to establish sales, marketing and distribution capabilities either on our own or in collaboration with third parties, we may not be successful in commercializing CM-101, if approved;

•	a variety of risks associated with operating internationally could materially adversely affect our business;

•
conditions in Israel, including the attack by Hamas and other terrorist organizations from the Gaza Strip, possible interventions by neighboring hostile organizations or states, and Israel’s war against them, may affect our operations;

•	because a certain portion of our expenses are incurred in currencies other than the U.S. Dollar, our results of operations may be harmed by currency fluctuations and inflation;

•
we received Israeli government grants for certain of their research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israel Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel;

•
we will need to raise additional capital to fund our operations, which may be unavailable to us on acceptable terms or at all, or may cause dilution or place significant restrictions on our ability to operate our business;

•	the trading price of the ADSs has been highly volatile, and is expected to continue to be volatile;

•	we have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the ADSs; and

•	if we fail to continue to meet all applicable Nasdaq requirements, Nasdaq may delist the ADSs, which could have an adverse impact on the liquidity and market price of the ADSs.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. For additional information, please see the section titled “Where You Can Find More Information; Incorporation of Information by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

All of the proceeds from the sale of any ADSs offered under this prospectus are for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sales of these securities, although we might receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699 if all warrants issued to the selling shareholders are exercised, however we do not know when, if or the extent to which such warrants may be exercised, and it is possible that no warrants are ever exercised, in which case we would not receive any proceeds from this offering. We will retain broad discretion over the use of the net proceeds from the exercise of any warrants. We currently anticipate using the net proceeds from the exercise of warrants primarily for general corporate purposes, which include, but are not limited to, funding our commercialization and manufacturing development, other research and development activities and for general and administrative expenses. We will bear all costs, expenses and fees in connection with the registration of the ADSs offered under this prospectus, whereas the selling shareholders will bear all brokerage commissions and similar selling expenses.

SELLING SHAREHOLDERS

The selling shareholder(s), including their transferees, pledgees, donees or their successors, may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 7,213,221 ADSs.

Other than the specified security holders in the table below (“Security Holders”), if any selling shareholder is to offer and sell ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2), which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

Background Regarding the Selling Shareholders

On March 25, 2021, we issued 2,619,270 ADSs and warrants to purchase up to 261,929 ADSs, in a private placement, exempt from registration under the Securities Act, pursuant to the SPA.

Under the terms of the SPA, each executed concurrently with the selling shareholders, we agreed, among other things:

(i)	to issue to the selling shareholders 2,619,270 ADSs and warrants to purchase up to 261,929 ADSs; and

(ii)
to file a registration statement with the SEC under the Securities Act within 30 days of March 16, 2021, in order to register the resale of the ADSs and warrants to purchase ADSs issued pursuant to the SPA, and to have that registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies us that it will “review” the registration statement) following March 16, 2021 and (ii) the 10th business day after the date we may be notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Furthermore, certain of the selling shareholders, including the Security Holders, were allocated shares in Chemomab Ltd. prior to the consummation of the Merger. In connection with the consummation of the Merger, such shares in Chemomab Ltd. were converted into our ADSs in accordance with the applicable exchange ratio set forth in the Merger Agreement. In connection with the consummation of the Merger, the selling shareholders are registering 4,332,022 ordinary shares, as represented by ADSs, under this Registration Statement on Form F-3. Under the terms of the Registration Rights Agreement, to which each of the selling shareholders is a party, we agreed to certain customary demand registration rights, which these selling shareholders have previously utilized for purposes of registering their ordinary shares, as represented by ADSs, under this Registration Statement.

Information About Selling Shareholders

The following table sets forth the number and percentage of ADSs beneficially owned by the Security Holders as of December 2, 2024, taking into account number of securities that may be offered under this prospectus and the number and percentage of our ADSs beneficially owned by Security Holders assuming all of the shares offered under this prospectus are sold. Except as otherwise noted herein, the number and percentage of ADSs beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any ADSs as to which the individual has sole or shared voting power or investment power and also any ADSs which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any option or other right.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Security Holders. The information in the table below and the footnotes thereto regarding ADSs to be beneficially owned after the offering under this prospectus assumes the sale of all ADSs being offered by the Security Holders under this prospectus. The percentage of ADSs owned prior to and after the offering under this prospectus is based on 377,132,220 ADSs outstanding as of September 30, 2024. Unless otherwise indicated in the footnotes to this table, we believe that the Security Holders have sole voting and investment power with respect to the shares of our ADSs indicated as beneficially owned.

Other than as described above, or in the footnotes below, the Security Holders have not held positions or office or had any other material relationship with us or our affiliates within the past three years.

As used herein, the term “Security Holder” includes the Security Holders named below and any donees, pledgees, transferees or other successors-in-interest selling our ADSs received after the date of this prospectus from the Security Holders as a gift, pledge, or other non-sale related transfer.

The number of ADSs in the column “Maximum Number of Shares Offered” represents all of the ADSs that the Security Holders may offer under this prospectus. The fourth column assumes the sale of all the ADSs offered by the Security Holders under this prospectus and that the Security Holders did not acquire any additional ADSs before the completion of the offering under this prospectus. However, because the Security Holders may sell all or some of the ADSs offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of ADSs that will be sold by the Security Holders or that will be held by the Security Holders after completion of any sales. The Security Holders may sell some, all or none of the ADSs offered under this prospectus. We do not know how long the Security Holders will hold the ADSs offered under this prospectus before selling them.

	Ownership Before Offering			Ownership After Offering
Selling Shareholders	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned*	Maximum number of ADSs offered	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned
Adi Mor(1)	613,349	3.2%	317,075	296,274	1.5%

Kobi George(2)	284,872	1.5%	251,147	33,725	**	%

OrbiMed Israel Partners Limited Partnership(3)	1,860,906	9.8%	1,770,090	90,816	**	%

Rivendell Investments 2017-9 (4)	1,131,563	6.0%	1,131,563	-	**	%

Apeiron Group (5)	1,165,586	6.2%	760,728	404,858	2.1%

*The percentage presented is based on 18,856,611 ADSs outstanding as of September 30, 2024, as reported by the Issuer in Exhibit 99.1 to its Current Report on Form 6-K, as furnished to the Securities and Exchange Commission (“SEC”) on November 14, 2024.

**Percentage not listed is less than 1%.

(1)
Consists of (i) 317,075 ADSs owned by Dr. Adi Mor and (ii) 296,274 options to purchase 296,274 ADSs issued to Dr. Adi Mor exercisable within 60 days of the date hereof. Each of Adi Mor, the Chief Executive Officer and Director of the Registrant, and Kobi George, Adi Mor’s spouse and a founder of Chemomab Ltd., the wholly-owned subsidiary of the Registrant, may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(2)
Consists of (i) 251,147 ADSs owned by Prof. Kobi George, (ii) 33,725 options to purchase 33,725 ADSs issued to Prof. Kobi George, exercisable within 60 days of the date hereof . Each of Kobi George and Adi Mor, Kobi George’s spouse, may be deemed to share voting and investment power with respect to the ADSs held by the selling shareholder.

(3)
Pursuant to a Schedule 13D/A filed with the SEC by OrbiMed Israel BioFund GP Limited Partnership (“OrbiMed BioFund”) and OrbiMed Israel GP Ltd. (“OrbiMed GP”, and together with OrbiMed BioFund, “OrbiMed Israel”) on September 16, 2024, such amount consists of (i) 1,741,273 ADSs; (ii) 28,817 ADSs issuable upon the exercise of warrants to purchase ADSs; and (iii) 90,816 ADSs issuable upon the exercise of pre-funded warrants to purchase ADSs. OrbiMed GP, a company that acts as general partner of certain limited partnerships, is the general partner of OrbiMed BioFund, which is the general partner of OrbiMed Israel Partners Limited Partnership, which is the entity that holds the foregoing securities. The address of OrbiMed Israel is 5 Hahoshlim St., Herzliya Pituach, Israel. Telephone: +972 73 2822600.

(4)
Represents 1,108,509 ADSs, held by Rivendell Investments 2017-9 LLC, or Rivendell, as reported by Rivendell on Schedule 13G filed with the SEC on March 26, 2021, and 23,054 ADSs issuable upon the exercise of warrants. Rivendell is the shareholder of record. Peter Thiel is the beneficial owner of Rivendell and has sole voting and investment power over the securities held by Rivendell. The address of Rivendell is 1209 Orange Street, Wilmington, Delaware 19801.

(5)
The Apeiron Group consists of (i) Apeiron SICAV Ltd. - Presight Capital Fund One, of which owns 438,993 ADSs, (ii) Apeiron Presight Capital Fund II, LP, of which owns 683,368 ADSs and 28,817 ADSs issuable upon the exercise of warrants and (iii) Apeiron Investment Group Ltd., of which owns 14,408 ADSs issuable upon the exercise of warrants. Each of Fabian Hansen and Christian Angermayer may be deemed to share voting and investment power with respect to the ADSs held by the Apeiron Group. The principal business address of Apeiron and Mr. Angermayer is 66 & 67 Amery Street, SLM1707, Sliema, Malta. The principal business address for the other entities and Mr. Hansen is 440 N Barranca Ave #3391 Covina, CA 91723 USA.

PLAN OF DISTRIBUTION

The selling shareholders, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the ADSs offered under this prospectus. We will not receive any of the proceeds from the sale of the ADSs offered under this prospectus by the selling shareholders; however, we might receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699 if all warrants issued to the selling shareholders are exercised. We will bear all fees and expenses incident to our obligation to register the ADSs offered under this prospectus.

Each selling shareholder may sell all or a portion of the ADSs beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ADSs may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling shareholders may use any one or more of the following methods when disposing of shares of our ADSs or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell ADSs as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ADSs owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADSs, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ADSs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of ADSs or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ADSs in the course of hedging the positions it assumes. The selling shareholders may also sell our ADSs short and deliver these securities to close out its short positions, or loan or pledge our ADSs to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ADSs offered under this prospectus, which ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effects certain transactions by selling our ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of ADSs for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling shareholders from the sale of the ADSs offered under this prospectus will be the purchase price of the ADSs less discounts or commissions, if any. Each of the selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ADSs to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus; however, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $4,544,699, if all warrants issued to the selling shareholders are exercised. However, we are required to pay fees and expenses incurred in connection with the registration of the ADSs. In addition, we have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders also may resell all or a portion of the ADSs offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ADSs or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ADSs may be underwriting discounts and commissions under the Securities Act. The selling shareholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the ADSs to be sold, the name of the selling shareholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ADSs may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ADSs may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders and any other person participating in a sale of ADSs registered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any ADSs by the selling shareholders and any other participating person. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the ADSs against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Meitar | Law Offices, Ramat Gan, Israel. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Chemomab Therapeutics Ltd. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•	the Company’s annual report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on March 28, 2024;

•
the Company’s Reports on Form 6-K as furnished to the SEC on November 18, 2024, November 14, 2024 (including Exhibits 99.1 (containing our financial results for the three and nine months ended September 30, 2024 thereto), October 11, 2024, August 21, 2024 (including Exhibits 99.1 (containing our financial results for the three and six months ended June 30, 2024 thereto) and 99.2 thereto), July 25, 2024 (including Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 thereto), June 12, 2024, May 9, 2024 (including Exhibit 99.1 thereto (containing our financial results for the three months ended March 31, 2024)), May 8, 2024, May 3, 2024, March 7, 2024 and January 3, 2024; and

•	the description of our share capital, which is set forth in Exhibit 2.1 of our Annual Report, and as may be further updated or amended in any amendment or report filed for such purpose.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC  after the date hereof and prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

Information and statements contained in this prospectus or any annex to this prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this prospectus forms a part.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part in their entirety.

We are subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a registered public accounting firm. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-3 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above under the heading “Where You Can Find More Information; Incorporation of Information by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website mentioned above under “Where You Can Find More Information; Incorporation of Information by Reference.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Chemomab Therapeutics Ltd.
Attention: Sigal Fattal, Chief Financial Officer
Kiryat Atidim, Building 7
Tel Aviv
6158002
Israel

You may also obtain information about us by visiting our website at www.chemomab.com. Information contained in our website is not part of this prospectus.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. You should read all information supplementing this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Chemomab Therapeutics Ltd., Kiryat Atidim, Building 7, Tel Aviv, Israel 6158002. Attention: Sigal Fattal, Chief Financial Officer, telephone number: + +972 77-331-0156.

6,951,292 American Depositary Shares Representing 139,025,840 Ordinary Shares

Warrants to purchase 261,929 American Depositary Shares Representing 5,238,580 Ordinary Shares

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

 Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising due to the breach of his or her duty of care in the event of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5728-1968 (the “Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

•
a monetary liability imposed on the office holder in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

•	expenses expended by the office holder with respect to an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent; and

•
any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a monetary liability imposed on the office holder in favor of a third party;

•	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

•	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which controlling shareholders have a personal interest, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

We have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited, with respect to any monetary liability imposed in favor of a third party, to events determined as foreseeable by the board of directors based on our activities. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is the greater of (1) 25% of our shareholders’ equity pursuant to our audited consolidated financial statements for the year preceding the year in which the event in connection of which indemnification is sought occurred, and (2) $40 million (as may be increased from time to time by shareholders’ approval). Such indemnification is in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law.

Item 9. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Association of Chemomab Therapeutics Ltd. (filed as Exhibit 3.1 to Form 20-F filed on March 28, 2024, and incorporated herein by reference).

10.1
Form of Securities Purchase Agreement, dated March 15, 2021, by and between Chemomab Therapeutics Ltd. (formerly known as Anchiano Therapeutics Ltd.) and certain purchasers (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed with the SEC on March 17, 2021)

10.2	Form of American Depositary Shares Purchase Warrant of Chemomab Therapeutics Ltd. (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed with the SEC on March 17, 2021)

5.1*	Opinion of Meitar | Law Offices

23.1*	Consent of Somekh Chaikin, a member of KPMG International, independent registered accounting firm for Chemomab Therapeutics Ltd.

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page)

107*	Filing Fee Table

* Filed herewith.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on December 2, 2024.

CHEMOMAB THERAPEUTICS LTD.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Dr. Adi Mor or Sigal Fattal, or either of these, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adi Mor	Chief Executive Officer and Director	December 2, 2024
Adi Mor	(principal executive officer)

/s/ Sigal Fattal	Chief Financial Officer	December 2, 2024
Sigal Fattal	(principal financial and accounting officer)

/s/ Nissim Darvish	Chairman of the Board of Directors	December 2, 2024
Nissim Darvish

/s/ Jill Quigley	Director	December 2, 2024
Jill Quigley

/s/ Claude Nicaise	Director	December 2, 2024
Claude Nicaise

/s/ Alan Moses	Director	December 2, 2024
Alan Moses

/s/ Neil Cohen	Director	December 2, 2024
Neil Cohen

 AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Chemomab Therapeutics Ltd. has signed this registration statement on December 2, 2024.

CHEMOMAB THERAPEUTICS, INC.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	Director